EXHIBIT 31
                                                                     ----------


                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 West Bryn Mawr Avenue
                            Chicago, Illinois 60631


May 30, 2007


Pardus European Special Opportunities Master Fund L.P.
1001 Avenue of the Americas, Suite 1100
New York, New York  10018

Attention:  Mr. Karim Samii

Re:      POSSIBLE RESTRUCTURING
         ----------------------

Ladies and Gentlemen:

In connection with your interest in evaluating a possible restructuring (the "Restructuring") of Bally Total Fitness Holding Corporation (the "Company") or its subsidiaries, you have requested that we or our representatives furnish you or your representatives with certain information relating to the Company or its subsidiaries and the Restructuring which is non-public, confidential, or proprietary in nature. All such information (whether written or oral) furnished on or after the date hereof by us or our directors, officers, employees, affiliates, representatives (including, without limitation, any financial advisors, attorneys and accountants) or agents (collectively, "our Representatives") to you or your directors, officers, members, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys, accountants, bankers, consultants and prospective sources of financing for a possible Restructuring) or agents (collectively, "your Representatives") and all analyses, compilations, forecasts, studies or other documents prepared by you or your Representatives based on any such information are hereinafter referred to as the "Information." The term "Information" will not, however, include information which (i) is or becomes publicly available (including, without limitation, any public disclosure of Information made pursuant to Sections 1 and 7 of this letter agreement) other than as a result of a disclosure by you or your Representatives in violation of this letter agreement, (ii) was within your possession prior to it being furnished to you by or on behalf of the Company or its Representatives pursuant hereto (whether before or after the date hereof), provided that the source is not known by you to be prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation to us, (iii) that is or becomes available to you on a nonconfidential basis from a source (other than us or our Representatives) which is not known by you to be prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation to us, or (iv) is independently developed by you or your Representatives without the benefit of any Information. In consideration of your being furnished with the Information, you agree that:

1. You and your representatives (i) will keep the Information confidential and will not (except as required by applicable law, regulation or legal process, or as permitted hereby, and only in


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Pardus European Special Opportunities Master Fund L.P.
May 30, 2007
Page 2

          compliance with paragraph 3 below), without our prior written consent, disclose any Information in any manner whatsoever, and (ii) will not use any Information other than in connection with the Restructuring; provided, however, that you may reveal the Information to your Representatives (a) who need to know the Information for the purpose of evaluating the Restructuring, (b) who are informed by you of the confidential nature of the Information and (c) who agree to maintain the confidentiality of the Information. You will be responsible for any breach of this letter agreement by any of your Representatives.

2. The Company acknowledges that you intend to file a copy of this letter agreement on an amended Schedule 13D upon its execution and delivery. Subject to the foregoing and except as disclosed in such
          Schedule 13D, you and your representatives will not (except as required by applicable law, regulation or legal process, or as permitted hereby, and only in compliance with paragraph 3 below), without our prior written consent, disclose to any person the fact that the Information has been made available, that you are considering the Restructuring, or that discussions or negotiations are taking place concerning the Restructuring or involving the Company, or any term, condition or other fact relating to (i) the Restructuring or (ii) discussions or negotiations concerning the Restructuring, including, without limitation, the status thereof ("Discussion Information"). Notwithstanding the foregoing, nothing herein shall prohibit disclosures by you of Discussion Information to a third party for the purpose of jointly evaluating and negotiating the Restructuring so long as such third party has entered into a confidentiality agreement with the Company with respect to the possible Restructuring or is otherwise provided with a copy of this letter agreement and agrees to adhere to the terms hereof (provided that, for the avoidance of doubt, no Information shall be provided to such third party without the Company's prior written consent). The term "person" as used in this letter agreement shall be broadly interpreted to include, without limitation, any corporation, company, partnership, individual or group.

3. In the event that you or any of your Representatives are requested pursuant to, or required by, applicable law, regulation or legal process (including, without limitation, oral questions, interrogatories or requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Information or make any disclosure prohibited by paragraph 2 hereof, you will use commercially reasonable efforts to notify us promptly so that we may, at our sole expense, seek a protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this letter agreement and permit you and your Representatives to disclose Information or Discussion Information in response to such request or requirement. In the event that no such protective order or other remedy is obtained, or that we waive compliance with the terms of this letter agreement, you will furnish only that portion of the Information or Discussion Information which you reasonably believe, after consultation with counsel (which may be internal counsel), is legally required and will cooperate with our efforts, at our sole expense, to obtain assurance that confidential treatment will be accorded the Information. Nothing herein shall be deemed to limit or


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Pardus European Special Opportunities Master Fund L.P.
May 30, 2007
Page 3

          restrict you from disclosing any information in any action or proceeding by you to enforce any rights that you may have against the Company hereunder; provided that you shall, to the extent reasonable and not prejudicial to your rights, cooperate with the Company to protect the confidentiality of such information, whether by means of a protective order, production under seal or otherwise.

4. If you determine to discontinue your assessment of, or not participate in, a Restructuring, you will promptly inform the Company of that decision and, in that case, and at any time upon the request of the Company or any of our Representatives, you will promptly deliver to the Company, or at your option destroy, all copies of the written Information (except for that portion of the Information that may be found in analyses, compilations, forecasts, studies or other documents prepared by you or your Representatives) in your or your Representatives' possession. That portion of the Information that may be found in analyses, compilations, forecasts, studies and other documents prepared by you or your Representatives or any oral Information will continue to be subject to the terms of this letter agreement or be destroyed with any such destruction confirmed by you in writing to the Company. Notwithstanding anything to the contrary in the foregoing, one copy of the Information may be kept for archival purposes only.

5. You acknowledge and agree that (a) this agreement does not create any obligation on the Company to provide any Information, but rather defines the duties and obligations of you and your Representatives (and the rights of the Company) with respect to the Information to the extent it may be disclosed or made available, (b) the Company does not make any express or implied representation or warranty as to the accuracy or the completeness of any information disclosed and (c) the Company shall not have any liability to you and your Representatives or any of their respective affiliates, partners, members, stockholders, lenders, directors, officers, or employees resulting from the use or evaluation of the information disclosed or materials made available to you pursuant to this letter agreement or resulting from any errors in such information or materials or omissions therefrom.

6. You acknowledge that neither we nor our Representatives, nor any of our or their respective officers, directors, employees or agents makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and you agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom. You further agree that you and your Representatives are not entitled to rely on the accuracy or completeness of the Information and that you will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to the Restructuring, subject to such limitations and restrictions as may be contained therein.

7. You acknowledge that you are aware, and will advise each of your Representatives who is informed as to the matters that are the subject of this agreement, that the United States securities laws prohibit any Person who or that has received from an issuer material, non-public information from purchasing or selling securities of such


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Pardus European Special Opportunities Master Fund L.P.
May 30, 2007
Page 4

          issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities in reliance upon such information. In furtherance and not in limitation of the foregoing, during the period beginning on the date hereof and ending two (2) business days after the Deadline Date (as defined below), neither you nor any of your affiliates will, directly or indirectly, purchase or sell, or enter into any agreements to purchase or sell, or otherwise transact in any way in, any securities (or beneficial ownership thereof) of the Company, or rights or options to acquire any securities (or beneficial ownership thereof) of the Company, including derivative securities representing the right to vote or economic benefits of any such securities.

          On the earliest to occur of (i) 1:00 p.m. (Eastern time) on the Expiration Date (as defined below), (ii) the date on which the Company commences any solicitation in connection with a debt refinancing, debt restructuring, any other Restructuring, a merger involving the Company or a sale of all or substantially all of the assets of the Company, and (iii) the date on which the Company mails notice of, provides notice of, or makes a public disclosure of any meeting of stockholders of the Company, the Company shall promptly on the date of the first to occur of clauses (i) through (iii) above disclose, or provide an appropriate and adequate summary of, all of the material non-public information included in the Information that has been provided to you or your Representatives, on Form 8-K or other periodic report permitted to be filed under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission (the date such filing is required to be made by the Company, the "Deadline Date"), and the Company shall certify to you in writing on such date that all such material non-public information has been appropriately and adequately disclosed.

          Notwithstanding anything herein to the contrary, if the Company breaches its obligations under this Section 7 by failing to disclose material non-public information at the time or times required hereby, and such breach is not cured within two trading days of written notice by you to the Company thereof, then you may disclose such undisclosed information to the extent you reasonably and in good faith believe, after consultation with legal counsel, it constitutes material non-public information concerning the Company.

8. We each acknowledge that remedies at law may be inadequate to protect each of us against any breach of this letter agreement by each of us or by our respective Representatives, and, without prejudice to any other rights and remedies otherwise available to either of us, we each agree that, if the other requirements for granting injunctive relief are met, a grant of injunctive relief in either of our favor may be obtained without proof of actual damages.

9. We each agree that no failure or delay by either of us in exercising any right, power or privilege hereunder will operate as a waiver


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Pardus European Special Opportunities Master Fund L.P.
May 30, 2007
Page 5

          thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege thereunder.

10. This letter agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof. We each agree that any proceeding relating to this letter agreement shall be brought in a state court of New York, situated in the City of New York, or a federal court of the United States of America located in New York City in the State of New York. We each hereby consent to personal jurisdiction in any such action, consent to service of process by mail and waive any objection to venue in any such court or to any claim that such court is an inconvenient forum.

11. This letter agreement contains the entire agreement between you and us concerning the confidentiality of the Information and shall be binding upon our respective affiliates, successors and assigns. The parties agree that any Information furnished to you or your Representatives pursuant to this letter agreement shall not be subject to that certain letter agreement, dated August 24, 2006 (the "Prior Agreement"), by and between the parties hereto; provided that such Prior Agreement shall otherwise continue to be in full force and effect pursuant to its terms. No modification of this letter agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

12. This letter agreement shall terminate from and after the date that is sixty (60) days after the date hereof (the "Expiration Date"); provided that (a) the Expiration Date may be extended by one additional thirty (30) day period upon prior written notice by us to you; (b) any claim by either of us for breach of this letter agreement shall survive the Expiration Date; (c) the provisions of paragraphs 4 through 11 and paragraph 13 of this letter agreement shall survive the Expiration Date; and (d) this letter agreement shall otherwise terminate on the execution of a definitive agreement with you regarding the Restructuring.

13. This letter agreement also constitutes notice to you that the Company has engaged Latham & Watkins LLP ("L&W") as its legal counsel in connection with the Restructuring, and you hereby (a) consent to the continued representation of the Company by L&W in relation to the Restructuring notwithstanding the fact that L&W may have represented, and may currently or in the future represent, you and/or any of your affiliates or other members of your Representatives with respect to unrelated matters, and (b) waive any actual or alleged conflict and actual or alleged violation of ethical or comparable rules applicable to L&W that has arisen or may arise from its representation of the Company in connection with the Restructuring. In addition, you hereby acknowledge that your consent and waiver under this paragraph is voluntary and informed, and that you have obtained independent legal advice with respect to this consent and waiver.


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Pardus European Special Opportunities Master Fund L.P.
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Page 6

14. This letter agreement may be signed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument.

                           [Signature Page Follows.]

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Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.


Very truly yours,

BALLY TOTAL FITNESS HOLDING CORPORATION


By:   /s/ Don R. Kornstein
     ----------------------------------------
     Name:   Don R. Kornstein
     Title:  Chief Restructuring Officer


AGREED AND ACCEPTED:

PARDUS EUROPEAN SPECIAL OPPORTUNITIES
MASTER FUND L.P.

   By:   Pardus Capital Management L.P.,
         its Investment Manager


   By:   /s/ Joseph R. Thornton
        -----------------------------------------
        Name:   Joseph R. Thornton
        Title:  Vice President, Portfolio Manager

Address:  1001 Avenue of the Americas, Suite 1100
          New York, New York  10018

Telephone:
Facsimile: